AMENDMENT NO.3
			     TO
	 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT


	AMENDMENT NO.3 dated October 5,1998 to
the Amended and Restated Revolving Credit Agreement dated as of September 15,1997 (as heretofore amended, and as may be further amended. restated, modified or supplemented from time to time, the "Credit
Agreement") among Jitney-Jungle Stores of America,
Inc., Southern Jitney Jungle Company, MaCarty-
Holman Co., Inc., Jitney-Jungle Bakery, Inc., Pump and
Save, Inc., Interstate Jitney Jungle Stores Inc., and
Delchamps. Inc. (each a "Borrower" and collectively, the "Borrowers"), the Guarantors named therein, the Lenders named therein and Fleet Capital Corporation, as Agent.

	WHEREAS, as a result of the interruption of business and the recent damage caused to the assets of certain Borrowers and Guarantors related to Hurricane
Georges, the Borrowers have requested that the Agent and the Lenders agree to increase the Total
Commitment and the Supplemental Availability under the Credit Agreement and amend certain other provisions contained in the Credit Agreement;

	WHEREAS the Lenders are willing to amend such provisions on the terms and conditions hereof;

	NOW, THEREFORE, the Borrowers, the
Guarantors, the Lenders and the Agent hereby agree as follows:

	SECTION 1 CAPITALIZED TERMS.
Capitalized terms used herein and not defined shall have the respective meanings assigned to such terms in the Credit Agreement.

	SECTION 2 AMENDMENTS TO THE CREDIT AGREEMENT.
The Credit Agreement shall be, and upon the fulfillment of the conditions set forth in
Section 5 hereof is, amended as follows:

	SECTION 2.1 Schedule 2.01(a) attached hereto is hereby made a part of the Credit Agreement.

	SECTION 2.2 The definition of Commitment is hereby deleted in its entirely and the following is hereby substituted therefore:

	"Commitment" shall mean, with respect to each Lender, the sum of the
Commitment of such Lender as set forth on Schedules
2.01 and 2.01(a), annexed hereto,
as it maybe adjusted from time to time pursuant to
Section 2.07.

	SECTION 2.3 The Percentage of Commitment column on Schedule 2.01 is hereby deleted in its entirety.

	SECTION 2.4 The definition of Supplemental
Availability is hereby amended by adding the phrase
"plus the aggregate amount of the Commitments set forth on Schedule 2.01(a), if any" at the end of the definition.

	SECTION 2.5  Section 2.l7(b) is hereby
amended by deleting the parenthetical phrase "(as determined in accordance with the percentage amounts set forth in Schedule 2.01 hereto)" and substituting therefore the phrase "(as determined by dividing the sum of such Lender's Commitment by the Total
Commitment)".

	SECTION 2.6 Section 2.17(c)(i) is hereby amended by deleting the phrase "as determined in accordance with the percentage amounts set forth in
Schedule 2.01 hereto" and substituting therefore the phrase "as determined by dividing the sum of such Lender's Commitment by the Total Commitment".

	SECTION 3 ADDITIONAL COMMITMENTS: REDUCTION OF
COMMITMENTS

	SECTION 3.1 The parties hereto agree that any Lender may, upon written notice to the Agent substantially in the form of Exhibit A hereto, increase the portion of its Commitment set forth on Schedule
2.01(a); provided, however, that in no event shall the aggregate of the Commitments set forth on Schedule
2.01(a) exceed US $25,000,000. Upon receipt of such notice, the Agent shall notify the Borrowers and the Lenders of such increase.

	SECTION 3.2 The parties hereto agree that the Commitment of each Lender set forth on Schedule
2.01(a) shall be reduced to US$0 on  January 15,1999.

	SECTION 3.3 The parties hereto agree that all Loans, whether made under the Commitments set forth on Schedule 2.01 or 2.01(a), shall be treated pari passu and shall be secured by the Collateral pro rata taking all Loans into account.

	SECTION 3.4 Upon the request of any Lender, the Borrowers hereby agree to execute and deliver a Note, substantially in the form of Exhibit A to the Credit
Agreement, payable to such Lender in the principal amount of the Commitment of such Lender set forth on
Schedule 2.01(a) and with a maturity date of January
15, 1999.

	SECTION 4 ADDITIONAL AGREEMENTS

	SECTION 4.1 Notwithstanding any provision of
Section 2.09(e)(ii) of the Credit Agreement, upon the receipt by the Agent or any Borrower, any Guarantor or any of their respective subsidiaries (x) of any net proceeds of any insurance required to be maintained pursuant to Section 6.03 of the Credit Agreement (or otherwise maintained by such Borrower, Guarantor or subsidiary) on account of any loss, damage or injury to any asset of any such Borrower, Guarantor or subsidiary
(including, without limitation, any Collateral) caused directly or indirectly by Hurricane Georges, or (y) or any net proceeds of any business interruption insurance required to be maintained pursuant to Section 6.03 of the Credit Agreement (or otherwise maintained by such Borrower, Guarantor or subsidiary) related directly or indirectly to Hurricane Georges. such Borrower, such Guarantor or such subsidiary shall promptly notify the Agent of such receipt in writing (or by telephone promptly confirmed in writing), and not later than the fifth Business Day following receipt by the Agent or such Borrower, such Guarantor or such subsidiary of any such proceeds, there shall become due and payable a prepayment of the Loans in an amount equal to 100% of such proceeds. The proceeds of any prepayment made pursuant to this Section 4.1 shall be applied to the outstanding Loans in accordance with Section 2.09(f) of the Credit Agreement: provided, however, if at the time of such prepayment the outstanding Loans exceed the aggregate of the Lenders' Commitments on Schedule
2.01, the proceeds of such prepayment shall first be applied to Loans made under the Lenders'
Commitments on Schedule 2.0l(a), pro rata in accordance with each Lenders Commitment on
Schedule 2,01(a) until all such Loans have been repaid in full and any remaining proceeds shall be applied to the outstanding Loans in accordance with Section 2.09(f) of the Credit Agreement.

	SECTION 4.2 On each date that a prepayment of principal of the Loans is required pursuant to Section
4.1 hereof, the Commitment of the Lenders set forth on
Schedule 2.01(a) shall be reduced in an amount equal to such prepayment and each Lender's Commitment on
Schedule 2.0l(a) shall be reduced pro rata based on each Lenders share of the aggregate of the Commitments set forth on such schedule.

	SECTION 5 CONDITIONS PRECEDENT

	This Amendment shall become effective on such date as the following conditions have been satisfied in full or waived by the Agent in writing:

	SECTION 5.1 The Agent shall have received in form and substance satisfactory to the Agent and its counsel:

	(a) A certificate signed by the Secretary of each Borrower, Grantor and Guarantor, dated the date hereof, certifying that attached thereto is a true and complete copy of resolutions adopted by such person's
Board of Directors authorizing the execution, delivery and performance of this Amendment, and that such resolutions have not been modified, rescinded or amended and are in full force and effect.

	(b) A certificate signed by a Financial Officer of each Borrower and Guarantor, that (i) the representations and warranties made in this Amendment are true and correct, both immediately prior to and after giving effect to the transactions contemplated herein, and (ii) there exists no unwaived Default or Event of Default both immediately prior to and after giving effect to the transaction contemplated herein.

	(c)     Counterparts of this Amendment
executed by each Borrower, each Guarantor, each Grantor and each Lender shall have been delivered to the Agent.

	(d)     Evidence that this Amendment and the
transactions contemplated herein shall not violate or contravene any credit agreement, indenture or other agreement to which any Borrower, Guarantor or Grantor is a party.

	(e)     An Opinion of Butler, Snow, O'Mara.
Stevens & Cannada, PLLC, addressed to the Agent and the Lender, as to the authorization, execution and delivery of this Amendment and the Notes delivered herewith and the non-contravention of this Amendment with credit agreement, indenture or other agreement to which any Borrower, Guarantor or Grantor is a party.

	(f)     If so requested, each Lender that has
increased its Commitment shall have received Notes reflecting such increase in Commitment duly executed by the Borrowers.

	(g)     Such other approvals, opinions or
documents as the Agent may reasonably request.

	SECTION 5.2 All representations and
warranties contained in this Amendment or otherwise made in writing to the Agent in connection herewith shall be true and correct in all material respects.

	SECTION 5.3 No unwaived Default or Event of
Default has occurred and is continuing.

	SECTION 5.4 Kaye, Scholer, Fierrnan, Hays &
Handler, LLP, counsel to the Agent, shall have received payment in full for all legal fees charged, and all costs and expenses incurred, by such counsel in connection with the transactions contemplated under this Amendment and the other Loan Documents and instruments in connection herewith and therewith.

	SECTION 6  MISCELLANEOUS

	SECTION 6.1 Each of the Borrowers and each Guarantor reaffirms and restates the representations and warranties set forth in Article IV of the Credit
Agreement, as amended by this Amendment, and all such representations and warranties shall be true and correct on the date hereof with the same force and effect as if made on such date (except insofar such representation and warranties relate expressly to an earlier date). Each of the Borrowers and each Guarantor represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Agent that:

	(a)     It has caused the corporate power and
authority to execute, deliver and carry out the terms and provisions of this Amendment and the Notes and has taken or caused to take all necessary corporate action to authorize the execution, delivery and performance of this Amendment;

	(b)     No consent of any other person
(including, without limitation, shareholders or creditors of any Borrower or a Guarantor), and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution, delivery and performance of this Amendment;

	(c)     This Amendment, the Notes and the
other instruments and documents contemplated hereby have been duly executed and delivered by a duly authorized officer on behalf of such party, and constitutes a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and the exercise of judicial discretion in accordance with general principles of equity; and

	(d)     The execution, delivery and performance
of this Amendment, the Notes and the other instruments and documents contemplated hereby will not violate any law, statute or regulation, or any order or decree of any court or governmental instrumentality, or conflict with, or result in the breach of, or constitute a default under any contractual obligation of such party.

	SECTION 6.2  Nothing herein shall be deemed
to be a waiver of any covenant or agreement contained in the Credit Agreement, and each Borrower and each Guarantor hereby agrees that all of the covenants and agreements contained in the Credit Agreement and the other Loan Documents are hereby ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms,

	SECTION 6.3 All references to the Credit
Agreement in the Credit Agreement or any other Loan
Document and the other documents and instruments delivered pursuant to or in connection therewith shall mean such Agreement as amended hereby and as each may in the future be amended, restated, supplemented or modified from time to time.

	SECTION 6.4 This Amendment may be
executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement.

	SECTION 6.5 Delivery of an executed
counterpart of a signature page by telecopier shall be effective as delivery of a manually executed counterpart.

	SECTION 6.6  This Amendment shall be
governed by, and construed and interpreted in accordance with, the laws of the State of New York.

	SECTION 6.7 The parties hereto shall, at any time and from time to time following the execution of this Amendment, execute and deliver all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to carry out the provisions of this Amendment.

	[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]





						SCHEDULE 2.01(a)


				Commitments

	Lender                                         Commitment

	Fleet Capital Corporation                       $8,333,333
	60 East 42nd Street
	New York, New York  10017
	Attention. Mr. Thomas Maiale
	Tel #:  (212) 885-8826
	Fax #:  (212) 885-8829

	Heller Financial, Inc.                          $5,833,333
	101 Park Avenue
	New York, New York  10178
	Attention: Mr. Tom Bukowski
	Tel #:   (212) 880-7169
	Fax #:  (212) 880-7002

	PNC Bank, National Association                  $2,666,667
	2 PNC Plaza 18th Floor
	620 Liberty Avenue
	Pittsburgh, PA 15222
	Attention:  Mr. Richard Muse
	Tel #:  (412) 762-4471
	Fax #:  (412)762-4069

	IBJ Schroder Business Credit Corp.              $2,333,333
	One State Street
	New York, New York 10004
	Attention:  Mr. Jim Steffy
	Tel #:  (212) 858-2094
	Fax#:   (212)858-2151

	National Bank of Canada,                        $2,166,667
	a Canadian Chartered Bank
	125 West 55th Street
	New York, New York 10019
	Attention:  Mr. Torn Doss
		    Senior Vice President
	Tel #:  (212) 632-8560
	Fax#:   (212) 632-8564


	Lender                                        Commitment

	Deutsche Financial Services                    $2,000,000
	Corporation
	2331 Waukegan Road
	Bannuck Bunn. Illinois 60016
	Attention:  Mr. Charles Arkin
	Fax #: (847) 948-1872

	National City Dank                             $1,666,667
	1900 East Ninth Street
	Cleveland, Ohio 44114
	Attention: Mr. Joseph D. Robison
	Tel #:  (216) 575-9254
	Fax #:  (216) 575-9396

	Total Commitment                              $25,000,000

				EXHIBIT A


							[DATE]

Fleet Capital Corporation
60 East 42nd Street
New York, NY 10017
Attn: Thomas Maiale

Gentlemen:

	Reference is made to that certain Amendment
No.3 dated October ____, 1998 to the Amended and
Restated Revolving Credit Agreement dated as of
September 15, 1997 (as heretofore amended, and as may be further amended, restated, modified or supplemented from time to time, the "Credit
Agreement") among Jitney-Jungle Stores of America,
Inc., Southern Jitney Jungle Company, McCarty-
Holman Co., Inc., Jitney-Jungle Bakery. Inc., Pump and
Save, Inc.. Interstate Jitney Jungle Stores, Inc., and
Delchamps, Inc. (each a "Borrower" and collectively, the "Borrowers"), the Guarantors named therein, the Lenders named therein and Fleet Capital Corporation, as Agent.

	Capitalized terms used herein and not defined shall have the respective meanings assigned to such terms in the Credit Agreement.

	[BANK] hereby agrees to increase its
Commitment as set forth on Schedule 2.01(a) to the Credit Agreement by [___________________] making its Commitment [________________].



					[BANK]



					By ____________________
					   Name:
					   Title:


Accepted and agreed this     day of


FLEET CAPITAL CORPORATION, as Agent

By _________________________
   Name:
   Title:

			WAIVER AND CONSENT AGREEMENT


	WAIVER AND CONSENT AGREEMENT
dated May 8, 1998 to the Amended and Restated
Revolving Credit Agreement dated as of September
15,1997 (as heretofore amended, and as may be further amended, restated, modified or supplemented from time to time, the "Credit Agreement") among Jitney-Jungle
Stores of America, Inc, ("Jutney Jungle"), Southern
Jitney Jungle Company, McCarty-Holman Co., Inc.,
Jitney-Jungle Bakery, Inc., Pump and Save, Inc.,
Interstate Jitney Jungle Stores. Inc., and Delchamps,
Inc., ("Delchamps") (each a "Borrower" and collectively, the "Borrowers"), the guarantors named therein, the lenders named therein (the "Lenders") and Fleet Capital Corporation, as agent for the Lenders (the
"Agent"). Capitalized terms used herein and not defined shall have the respective meanings assigned to such terms in the Credit Agreement.

	WHEREAS the Jitney-Jungle desires to execute and deliver to A.I. Credit Corp.
("Credit Corp.") a Premium Finance Agreement and a
Disclosure Statement and Security Agreement, each dated April 30,1998 (together, the "Agreements");

	WHEREAS the Agent and the Lenders are
willing to consent to the execution and delivery of the Agreements and to waive such provisions of the Credit
Agreement on the terms and conditions contained herein;

	NOW, THEREFORE, the Borrowers, the
Guarantors, the Lenders and the Agent hereby agree as follows:

1.      Consent.  The Agent and the Lenders
hereby consent to the execution by Jitney-Jungle of the Agreements.

2.      Waiver.   Pursuant to the terms, and
conditions contained herein, the Agent and the Lenders hereby agree to the following:

	2.1     to waive Section 7.01 of the Credit
Agreement only to the extent necessary to permit Jitney-
Jungle to grant liens in favor or Credit Corp. to secure payment of amounts due under the Agreements;

	2.2     to waive Section 7.03 to the Credit
Agreement only to the extent necessary to permit Jitney-
Jungle to incur, create, assume and permit to exist
Indebtedness to Credit Corp. incurred in connection with the Agreements up to a maximum amount of $16,500,000;

	2.3     to waive Section 7.18(a) to the Credit
Agreement only to the extent necessary to allow Jitney-
Jungle, directly or indirectly, to prepay, redeem, purchase, defease or retire in advance of its scheduled maturity any Indebtedness under certain insurance policies maintained with Aon Risk Services with respect to the premiums payable under such policies, as contemplated by the financing arrangements with Credit
Corp. pursuant to the Agreements.

3.      Effective Date. This Agreement shall
become effective upon compliance with the conditions set fort immediately below:

	(a) The Agent shall have received an original counterpart of this Waiver and Consent, duly executed and delivered by the Borrowers, the Guarantors and the Lenders.

	(b)     No Event or Event of Default shall have
occurred and there shall have been no material adverse change in the business or financial condition of any of the Borrowers.

5.      Ratification. Except as expressly waived
herein, all terms and conditions of the Loan Agreement
and all other Loan Documents remain in full force and
effect.   All collateral security and guarantees in
connection with the Loan Agreement and/or the Loan
Documents are hereby confirmed and ratified in all respects.

6.      Counterparts. This Waiver and Consent
may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered to the Agent, Delivery of an executed counterpart of a signature page to this Waiver and Consent by telecopier shall be effective as delivery of a manually executed signature page hereto.

7.      Governing Law. THIS WAIVER AND CONSENT SHALL BE
GOVERNED BY, AND CONSTRUED AND INTERPRETED IN
ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK
(OTHER THAN THE CONFLICTS OF LAWS PRINCIPLES THEREOF).

	IN WITNESS WHEREOF, the parties
have caused this Amendment Agreement to be executed by their respective officers thereunto duly authorized, as to the date first above written.


				FLEET CAPITAL CORPORATION, as Agent



				By:   /s/ Thomas Maiale
				Name:   Thomas Maiale
				Title:  Vice President



				FLEET CAPITAL CORPORATION, as Lender



				By:   /s/ Thomas Maiale
				Name:   Thomas Maiale
				Title:  Vice President



				PNC BANK, NATIONAL ASSOCIATES, as Lender



				By:   /s/ Richard F. Muse, Jr.
				Name:   Richard F. Muse, Jr.
				Title:  Vice President



				HELLER FINANCIAL INC., as Lender



				By:   /s/ Stephen M. Metivier
				Name:   Stephen M. Metivier
				Title:  Assistant Vice President



			       IBJ SCHRODER BUSINESS CREDIT CORP.,
				      as Lender


				By:   /s/ James M. Steffy
				Name:   James M. Steffy
				Title:  Vice President

				NATIONAL BANK OF CANADA, a Canadian
				      Chartered Bank, as Lender



				By:   /s/ J. Michael Smith
				Name:   J. Michael Smith
				Title:  Vice President



				NATIONAL CITYBANK, as Lender



				By:   /s/ Joseph D. Robinson
				Name:   Joseph D. Robinson
				Title:  Vice President



				DEUTSCHE FINANCIAL SERVICES HOLDING
					 CORPORATION, as Lender



				By:   /s/ Pamela D. Petrick
				Name:   Pamela D. Petrick
				Title:  Vice President



				FLEET BANK, N.A., as a Letter of
					Credit Issuer



				By:   /s/ Thomas Maiale
				Name:   Thomas Maiale
				Title:  Vice President


ACCEPTED AND AGREED
JITNEY-JUNGLE STORES OF AMERICA, INC.
SOUTHERN JITNEY JUNGLE COMPANY
McCARTY-HOLMAN CO., INC.
JITNEY-JUNGLE BAKERY, INC.,
PUMP AND SAVE, INC.,
INTERSTATE JITNEY JUNGLE STORES, INC.,
DELCHAMPS, INC.,
SUPERMARKET CIGARETTE SALES, INC.,




By:      /s/R. Barry Cannada
   Name:   R. Barry Cannada
   Title:  Executive Vice President
	   and General Counsel

		WAIVER AND CONSENT AGREEMENT
			   To
	AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT


	WAIVER AND CONSENT AGREEMENT,
dated September 2,1998, to the Amended and Restated
Revolving Credit Agreement dated as of September
15,1997 (as heretofore amended, and as may be further amended, restated, modified or supplemented from time to time, the "Credit Agreement") among Jitney-Jungle
Stores of Americia, Inc. ("Jitney Jungle").  Southern
Jitney Jungle Company, McCarty -Holman Co., Inc.,
Jitney-Jungle Bakery, Inc., Pump and Save. Inc.,
Interstate Jitney Jungle Stores. Inc., Delta Acquisition
Corporation and Delchamps, Inc. ("Delchamps") (each a
"Borrower" and collectively, the "Borrowers"), the guarantors named therein, the lenders named therein
(the "Lenders") and Fleet Capital Corporation, as agent for the Lenders (the "Agent"). Capitalized terms used herein and not defined shall have the respective meanings assigned to such terms in the Credit
Agreement.

	WHEREAS, Jitney Jungle intends to trade in its Cessna model 550 aircraft with manufacturer's serial number 550-0567 and United States nationality and registration marks N4IBH (the "Airframe") and the Pratt & Whitney aircraft engines with manufacturer's serial numbers PCE 711463 and PCE 71462 (together with the Airframe, the "Existing Plane") and to apply the proceeds received from such trade-in to the cost of its acquisition of the Cessna Citation Ultra model 560 aircraft with manufacturer's serial number 560-0430 specified by United States nationality and registration
Number N71JJ (the "New Airframe") and Pratt &
Whitney aircraft engines with manufacturer's serial numbers PCE -JC0450 (together with the New
Airframe, the ("New Plane");

	WHEREAS, Jitney Jungle desires to sell (the
"East Fortification Street Sale") certain subdivision lots located in Jackson, Mississippi (the "Parcel") as more fully described in the Agreement of Sale and Purchase, dated on or about August 31, 1998, attached hereto as Exhibit A (the "East Fortification Street Agreement"), among Jitney Jungle and McCarty Holman Company, a
Mississippi limited partnership.

	WHEREAS, the Borrowers have requested that the Agent and the Lenders agree to waive certain provisions in the Credit Agreement arising from the trade-in of the Existing Plane, the purchase of the New
Plane and the East Fortification Street Sale;

	WHEREAS, the Agent and the Lenders are
willing to consent to such waivers on the terms and conditions contained herein;

	NOW, THEREFORE, the Borrowers, the
Guarantors, the Lenders and the Agent hereby agree as follows:

	SECTION 1. WAIVER AND CONSENT
(AIRCRAFT), Pursuant to the terms and conditions contained herein, the Agent and the Lenders hereby agree to the following:

	SECTION 1.1.   The Agent and the Lenders
agree to release their lien on the Existing Plane and that the US$2,400,000 credit to be received by Jitney Jungle for the trade-in of the Exiting Plane (the "Trade-In
Proceeds") to be applied towards the purchase of the New Plane pursuant to the Trade-In Quotation
Agreement, dated October 22, 1997 between Citation
Marketing and Jitney Jungle, shall not be subject to the provisions of Section 2.09(d)(i) of the Credit Agreement with respect to the application of proceeds of an Asset
Sale,

	SECTION 1.2.    The Agent and the Lenders
agree that the provision of Section
2.07(b)(ii) of the Credit Agreement with respect to the mandatory permanent reduction of the Total Commitment and Supplemental Availability shall not be applicable to the Trade-In Proceeds.

	SECTION 1.3.    The Agent and the Lenders
agree to waive Section 7.01 of the Credit Agreement as it applies to the lien on the New Plane created under each of the Loan and Aircraft Security Agreement between Jitney Jungle and Fleet Capital Corporation
(the "Aircraft Loan Agreement") and the promissory note, executed by Jitney Jungle and payable to Fleet
Capital Corporation (in such capacity, the "Aircraft
Lender"), in connection therewith (the "Aircraft Note");
provided, however that if the Agent has not received the proceeds from the Aircraft Loan by September 30, 1998, the waiver contained in this Section 1,3 shall, cease to be effective until such time that the Agent has received such proceeds.

	SECTION 1.4.    The Agent and the Lenders
agree to waive Section 7.03 of the
Credit Agreement as it applies to each of the Aircraft
Loan Agreement and the Aircraft
Note; provided, however, that Jitney Jungle hereby agrees to deliver all proceeds from the Aircraft Loan to the Agent.

	SECTION 2. WAIVER AND CONSENT
(EAST FORTIFICATION STREET SALE)

	SECTION 2.1.    The Agent and the Lenders
hereby agree to release their lien on the Parcel and consent to the East Fortification Street Sales described above and pursuant to the East Fortification Street Sale
Agreement; provided, however, that the Net Cash
Proceeds received by Jitney Jungle in connection with the East Fortification Street Sale shall be used to prepay the Loans pursuant to Section 2.09(d)(i) of the Credit
Agreement.

	SECTION 2.2.    The Agent and the Lenders
hereby agree that the provision of
Section 2.07(b)(ii) of the Credit Agreement with respect to the mandatory permanent reduction of the Total Commitment and Supplemental
Availability shall not be applicable
to the Net Cash Proceeds received by Jitney Jungle in connection with the East
Fortification Street Sale.

	SECTION 3 EFFECTIVE DATE.  This
Agreement shall become effective upon compliance with the conditions set forth immediately below:

	SECTION 3.1.    The Agent shall have received
an original counterpart of this Waiver and Consent, duly executed and delivered by the Borrowers, the Guarantors and the Lenders.

	SECTION 3.2.    The Agent shall have received
a copy of the executed East Fortification Street Sale
Agreement.

	SECTION 3.3.    No Default or Event of Default
shall have occurred and be continuing and there shall have been no material adverse change in the business or financial condition of any of the Borrowers.

	SECTION 3.4.    All representations and
warranties contained in this Waiver and Consent or otherwise made in writing to the Agent in connection herewith shall be true and correct in all material respects.

	SECTION 3.5.    Messrs. Kaye, Scholer,
Fierman, Hays & Handler, LLP, counsel to the Agent, shall have received payment in full for all legal fees charged, and all costs and expenses incurred, by such counsel in connection with the transaction contemplated under this Waiver and Consent and the other Loan
Documents and instruments in connection herewith and therewith.

	SECTION 4. MISCELLANEOUS

	SECTION 4.1.    Each of the Borrowers and
each Guarantor reaffirms and restates the representations and warranties set forth in Article IV of the Credit Agreement, and all such representations and warranties shall be true and correct on the date hereof with the same force and effect as if made on such date
(except insofar as such representation and warranties relate expressly to an earlier date). Each of the Borrowers and each Guarantor represents and warrants
(which representations and warranties shall survive the execution and delivery hereof) to the Agent that:

	SECTION 4.2.   No consent of any other person
(including, without limitation, shareholders or creditors of any Borrower or a Guarantor), and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution, delivery and performance of this Waiver and Consent;

	SECTION 4.3.    This Waiver and Consent and
the other instruments and documents contemplated hereby have been duly executed and delivered by a duly authorized officer on behalf of such party, and constitutes a legal, valid and binding obligation of such party Enforceable against such party in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and the exercise of judicial discretion in accordance with general principles of equity; and

	SECTION 4.4.    The execution, delivery and
performance of this Waiver and Consent and the other instruments and documents contemplated hereby will not violate any law, statute or regulation, or any order or decree of any court or governmental instrumentality, or conflict with, or result in the breach of; or constitute the default under any contractual obligation of such party.

	SECTION 5.  RATIFICATION.  Except as
expressly waived herein, all terms and conditions of the Credit Agreement and all other Loan Documents remain in full force and effect. All collateral security and guarantees in connection with the Credit Agreement and/or the Loan Documents are hereby confirmed and ratified in all respects.

	SECTION 6. COUNTERPARTS.  This Waiver
and Consent may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered to the Agent. Delivery of an executed counterpart of a signature page to this Waiver and Consent by telecopier shall be effective as delivery of a manually executed signature page hereto.

	SECTION 7. GOVERNING LAW. THIS WAIVER AND CONSENT
SHALL BE GOVERNED BY, AND CONSTRUED AND INTERRPRETED IN
ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (OTHER
THAN THE CONFLICTS OF LAWS PRINCIPLES THEREOF).

	[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

	IN WITNESS WHEREOF, the parties
have caused this Amendment Agreement to be executed by their respective officers thereunto duly authorized, as to the date first above written.


				JITNEY-JUNGLE STORES OF AMERICA, INC.,
				     as Borrower and as Guarantor



				By:   /s/ R. Barry Cannada
				Name:   R. Barry Cannada
				Title:  Executive Vice President
					General Counsel




				SOUTHERN JITNEY JUNGLE COMPANY,
				     as Borrower and Guarantor


				By:   /s/ R. Barry Cannada
				Name:   R. Barry Cannada
				Title:  Executive Vice President
					General Counsel



				McCARTY-HOLMAN CO., INC.,
				     as Borrower and Guarantor


				By:   /s/ R. Barry Cannada
				Name:   R. Barry Cannada
				Title:  Executive Vice President
					General Counsel



			       JITNEY-JUNGLE BAKERY, INC.,
				     as Borrower and Guarantor


				By:   /s/ R. Barry Cannada
				Name:   R. Barry Cannada
				Title:  Executive Vice President
					General Counsel

				PUMP AND SAVE, INC.,
				     as Borrower and as Guarantor



				By:   /s/ R. Barry Cannada
				Name:   R. Barry Cannada
				Title:  Executive Vice President
					General Counsel




				INTERSTATE JITNEY JUNGLE STORES, INC.,
				     as Borrower and Guarantor


				By:   /s/ R. Barry Cannada
				Name:   R. Barry Cannada
				Title:  Executive Vice President
					General Counsel



				DELCHAMPS, INC.,
				     as Borrower and Guarantor


				By:   /s/ R. Barry Cannada
				Name:   R. Barry Cannada
				Title:  Executive Vice President
					General Counsel



			       JJ CONSTRUCTION CORP.



				By:   /s/ R. Barry Cannada
				Name:   R. Barry Cannada
				Title:  Executive Vice President
					General Counsel



			       SUPERMARKET CIGARETTE SALES, INC.,
				     as Guarantor


				By:   /s/ R. Barry Cannada
				Name:   R. Barry Cannada
				Title:  Executive Vice President
					General Counsel

				FLEET CAPITAL CORPORATION, as Agent



				By:   /s/ Thomas E. Joyce
				Name:   Thomas E. Joyce
				Title:  Vice President



				FLEET CAPITAL CORPORATION, as Lender



				By:   /s/ Thomas E. Joyce
				Name:   Thomas E. Joyce
				Title:  Vice President



				PNC BANK, NATIONAL ASSOCIATES, as Lender



				By:   /s/ Richard F. Muse, Jr.
				Name:   Richard F. Muse, Jr.
				Title:  Vice President



				HELLER FINANCIAL INC., as Lender



				By:   /s/ Thomas W. Bukowski
				Name:   Thomas W. Bukowski
				Title:  Senior Vice President



			       IBJ SCHRODER BUSINESS CREDIT CORP.,
				      as Lender


				By:   /s/ James M. Steffy
				Name:   James M. Steffy
				Title:  Vice President

				NATIONAL BANK OF CANADA, a Canadian
				      Chartered Bank, as Lender



				By:   /s/ Ed Simpson
				Name:   Ed Simpson
				Title:  Vice President

				By:   /s/ Bill Fay
				Name:   Bill Fay
				Title:  Vice President



				NATIONAL CITYBANK, as Lender



				By:   /s/ Joseph D. Robinson
				Name:   Joseph D. Robinson
				Title:  Vice President



				DEUTSCHE FINANCIAL SERVICES HOLDING
					 CORPORATION, as Lender



				By:   /s/ Pamela D. Petrick
				Name:   Pamela D. Petrick
				Title:  Vice President



				FLEET BANK, N.A., as a Letter of
					Credit Issuer



				By:   /s/ Thomas E. Joyce
				Name:   Thomas E. Joyce
				Title:  Senior Vice President